Exhibit 10.1



                    FIRST AMENDMENT TO GAS PURCHASE AGREEMENT
                    BETWEEN CITIZENS GAS UTILITY DISTRICT AND
                                  ALAMCO, INC.



      THIS FIRST AMENDMENT TO THE AGREEMENT by and between Citizens Gas Utility District, a Tennessee gas utility district (hereinafter the "Buyer") and Alamco, Inc., a Delaware corporation (hereinafter the "Seller"), is effective as of November 1, 1997.


      WHEREAS, Buyer and Seller are parties to that Gas Purchase Agreement effective as of November 1, 1996 (the "Prior Agreement"); and

      WHEREAS, both parties desire to extend the term of that Prior Agreement and to amend it as specified herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree to amend the terms of the Prior Agreement as follows:


                                   III.  TERM

      1.    This Agreement shall be effective from November 1,    1997 through
October 31, 1999. After the primary term, this Agreement shall continue from month-to-month thereafter, unless earlier terminated as provided hereunder or upon thirty (30) days written notice to the other party.

      2. If Buyer fails to take and purchase the required contract quantity specified in Section II for five (5) consecutive days for any reason, including without limitation Force Majeure, then Seller, without waiving any other available rights or remedies, may (i) terminate this Agreement upon written notice to Buyer, or (ii) sell all or any portion of the gas not taken to third parties. Without limiting the foregoing, such termination shall not waive Seller's rights, if any, against Buyer for Buyer's breach, if any, of this Agreement.

      3. If Buyer is required by any federal, state or local agency or its governing body to reduce the price it pays Seller from that set forth in Section VI hereof, it may either reduce the price, subject to agreement by Seller, or terminate this Agreement by notifying Seller thirty (30) days in advance of such reduction or termination. Provided, however, that in the event Seller does not agree to such price reduction or this Agreement is terminated, Buyer shall provide transportation services on its pipeline and facilities to Seller in accordance with Section IX hereof.



                           VIII.  BILLING AND PAYMENT

      1. Buyer will be providing Seller with a statement reflecting volumes delivered hereunder as well as payment for those volumes on or before thirty
(30) days after the end of a given Billing Period. During the period April 1 through October 31, the volumes which are measured at the Delivery Point(s) shall be reduced by one and six tenths percent (1.6%) for fuel and retainage and Seller shall be paid on volumes net of this fuel. For the period November 1 through March 31, there will be no fuel and retainage charge.

      2. Seller shall have the right at reasonable hours to examine the books, records and charts of Buyer to the extent necessary to verify the accuracy of any statement, charge, or computation made pursuant to the provisions of any Section hereof.

      3. If an overpayment or underpayment in any form whatsoever shall at any time be found, Seller shall refund the amount of the overpayment received by Seller and Buyer shall pay the amount of the underpayment within thirty (30) days after final determination thereof; provided, however, that no retroactive adjustment shall be made for any overpayment or underpayment beyond a period of forty-eight (48) months from the date a discrepancy occurred.


      All other terms and conditions of the Prior Agreement not otherwise modified herein, shall remain in full force and effect.



      WITNESS the above execution hereof as of the date first written above.


WITNESS:                                  BUYER:

                                          CITIZENS GAS UTILITY DISTRICT



/s/ William S. Cooper, III          BY:   /s/Freddy Bishop
----------------------------              -------------------------
                                            Its: General Manager
                                                ----------------------

WITNESS:                                  SELLER:

                                          ALAMCO, INC.



/s/ Jane Merandi                    BY:  /s/ John L. Schwager
-----------------------------             --------------------------
                                            Its: President/CEO
                                                -------------------------